SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2007

HOPFED BANCORP, INC.

(Exact name of Registrant as Specified in Charter)

Delaware	0-23667	61-1322555
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4155 Lafayette Road, Hopkinsville, Kentucky 42240

(Address of Principal Executive Offices)

(270) 887-2999

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 5, 2007, the Board of Directors of the Registrant approved amendments to Section 1 (“Certificates for Shares”) and Section 5 (“Transfer of Shares”) of Article VII (“Certificates For Shares And Their Transfer”) of the Registrant’s Bylaws to permit the issuance and transfer of both certificated and uncertificated shares of capital stock, to comply with new rules enacted by The Nasdaq Stock Market, Inc. (“Nasdaq”). The changes also allow the Board of Directors to direct the issuance of uncertificated shares of capital stock in replacement for previously issued shares of certificated capital stock. The new Nasdaq rules require all securities listed on Nasdaq to be eligible for a “direct registration program” operated by a clearing agency by January 1, 2008. A direct registration program enables investors to establish, either through a company’s transfer agent or through the investor’s broker-dealer, a book-entry position on the books of the issuer and to electronically transfer their positions through the Depositary Trust Company. It also enables investors to have securities registered in their names without having a physical certificate issued. The changes to Section 1 and Section 5 of Article VII of the Registrant’s Bylaws are intended to permit the Registrant to satisfy these new requirements.

In addition, the Board of Directors of the Registrant amended Article I (“Principle Executive Office”) of the Bylaws to reflect the current address, 4155 Lafayette Road, Hopkinsville, Kentucky.

The amended Bylaws are effective as of December 5, 2007. The summary of changes to the Bylaws set forth above is qualified in its entirety by reference to the full text of the Bylaws of the Registrant, a copy of which is attached to this report as Exhibit 3.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits.

Exhibit 3.1	Bylaws, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HOPFED BANCORP, INC.

Dated: December 5, 2007	By:	/s/ John E. Peck
John E. Peck
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number
3.1	Bylaws, as amended.